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[BELL, BOYD & LLOYD LLC LETTERHEAD]           THREE FIRST NATIONAL PLAZA
                                              70 WEST MADISON STREET, SUITE 3100
                                              CHICAGO, ILLINOIS 60602-4207
                                              312 372-1121   FAX 312 827-8000

                                              OFFICES IN CHICAGO AND
                                              WASHINGTON, D.C.




                                  June 27, 2006




Calamos Investment Trust
2020 Calamos Court
Naperville, Illinois  60563

Ladies and Gentlemen:

     As counsel for Calamos Investment Trust (the "Trust"), we consent to the incorporation by reference of our opinion for the Trust's series designated Calamos Multi-Fund Blend, dated June 22, 2006, filed with the Trust's registration statement on Form N-1A on June 22, 2006 (Securities Act file no. 33-19228).

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            Bell, Boyd & Lloyd LLC

                                            /s/ Bell, Boyd & Lloyd LLC